Exhibit 99.1

Contact:

Mary Dotz

Chief Financial Officer

Pinnacle Systems, Inc.

650-237-1952

ir@pinnaclesys.com

For Immediate Release

Pinnacle Systems Announces Financial Results

For Third Quarter of Fiscal 2005

MOUNTAIN VIEW, Calif., April 27, 2005—Pinnacle Systems®, Inc. (Nasdaq: PCLE), a leader in digital video solutions, today announced its financial results for the third fiscal quarter ended March 31, 2005.

Net sales for the third quarter of fiscal 2005 were $65.2 million, compared with $82.1 million for the third quarter of fiscal 2004. Third-quarter 2005 net sales were consistent with the preliminary expectations announced by the company on April 13, 2005.

Net loss under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2005 was $615,000, or a loss of $0.01 per share. This compared with a net loss under GAAP of $292,000, or slightly less than break-even on a per-share basis, for the third quarter of fiscal 2004.

At March 31, 2005, Pinnacle Systems’ balance sheet included cash, cash equivalents and marketable securities totaling $133.4 million.

Pinnacle Systems’ previously disclosed sales of its Steinberg Media Technologies GmbH subsidiary to Yamaha Corporation and the assets of Team Sports to XOS Technologies closed on January 21, 2005 and February 4, 2005, respectively. The results for these business units are reported as discontinued operations. On March 21, 2005, Pinnacle Systems and Avid Technology, Inc. (Nasdaq: AVID) announced the execution of a definitive agreement for Avid to acquire Pinnacle in a cash and stock transaction.

Pinnacle Systems’ third-quarter 2005 net income under GAAP included the net effect of $848,000 for the amortization of other intangible assets, $2.8 million for transaction costs, $175,000 for the net reversal of accrued liabilities related to restructuring, and $6.5 million in income from discontinued operations, net of taxes. Income from discontinued operations reflected a $7.9-million gain on the sales of Steinberg and Team Sports and a $1.4-million operating loss for the two business units. Excluding the net effect of the items listed above, non-GAAP net loss for the third quarter of fiscal 2005 was $3.7 million, or a loss of $0.05 per share.

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By comparison, third-quarter 2004 net loss under GAAP included the net effect of $869,000 for the amortization of other intangible assets, $320,000 for restructuring costs, and $699,000 in income from discontinued operations, net of taxes. Excluding the net effect of these items, non-GAAP net income for the third quarter of fiscal 2004 was $198,000, or slightly more than break-even on a per-share basis.

The reconciliation of GAAP to non-GAAP measures for net income (loss) for the third quarters of fiscal 2005 and fiscal 2004, respectively, is set forth below in the company’s financial statements.

“During the third quarter, we continued to streamline our operations, rationalize our product line and strengthen our balance sheet,” said Patti Hart, chairman and chief executive officer of Pinnacle Systems. “We also launched a number of new products leading up to the 2005 National Association of Broadcasters (NAB) conference and significantly expanded our portfolio of solutions for the broadcast production segment. In addition, we executed a definitive agreement for a business combination with Avid Technology, a world leader in digital nonlinear media creation, management and distribution solutions.”

The proposed acquisition of Pinnacle Systems by Avid Technology is subject to a number of closing conditions, including shareholder and regulatory approvals, and is expected to close either late in the second quarter or in the third quarter of calendar 2005.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Pinnacle Systems uses non-GAAP measures of net income (loss) and net income (loss) per share, which are adjusted from its GAAP results to exclude certain items. These non-GAAP adjustments are provided to enhance the reader’s overall understanding of the company’s current financial performance and its prospects for the future. The company believes the non-GAAP results provide useful information to both management and investors by excluding certain items that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Pinnacle Systems’ operating results in a manner that is focused on the performance of Pinnacle Systems’ ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators that management uses for planning and forecasting in future periods. In addition, since the company has historically reported non-GAAP results to the investment community, it believes that the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Quarterly Teleconference and Webcast

Pinnacle Systems management plans to host its regular quarterly teleconference today at 2:00 p.m. PDT/5:00 p.m. EDT. This call will be accessible to U.S. investors at (800)

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901-5247 and international investors at (617) 786-4501, access code 55468360. A live audio webcast of the teleconference will be available on the Investor Relations page of the company’s website at www.pinnaclesys.com. From this site, investors can click on the webcast icon and listen to the teleconference, assuming that their computer system is configured properly. For those who miss the live call, a phone replay will be available to U.S. investors at (888) 286-8010 and international investors at (617) 801-6888, access code 94402309, and a webcast replay will be available online at www.pinnaclesys.com.

About Pinnacle Systems

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the company has received nine prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This news release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Pinnacle Systems’ current expectations for the close of its acquisition by Avid Technology, Inc. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to the company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that may cause such a difference include, but are not limited to, risks related to the possibility that the acquisition will not close or that the closing will be delayed due to antitrust regulatory review or other factors. Factors that could affect Pinnacle Systems’ business and financial results are detailed in the company’s periodic reports filed with the Securities and Exchange Commission (SEC), including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2004; its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2004 and December 31, 2004, respectively; and the Joint Proxy Statement/Prospectus to be filed in the future by Avid Technology and Pinnacle Systems. These documents will be on file with the SEC and available at the SEC’s website at www.sec.gov. All information set forth in this news release is made as of April 27, 2005, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

Additional Information

Avid plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and Avid and Pinnacle plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will

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contain important information about Avid, Pinnacle, the transaction, and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus when available and other documents filed with the SEC by Avid and Pinnacle through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus when available and other documents filed with the SEC from Avid by contacting Dean Ridlon, Investor Relations director for Avid, at telephone number (978) 640-5309, or from Pinnacle by contacting Deborah B. Demer of Demer IR Counsel, Inc. at telephone number (925) 938-2678, extension 224.

Avid and Pinnacle, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Avid’s directors and executive officers is contained in Avid’s Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 16, 2004, which are filed with the SEC and available free of charge as indicated above. Information regarding Pinnacle’s directors and executive officers is contained in Pinnacle’s Form 10-K for the year ended June 30, 2004 and its proxy statement dated September 30, 2004, which are filed with the SEC and available free of charge as indicated above. The interests of Avid’s and Pinnacle’s respective directors and executive officers in the solicitations with respect to the transactions in particular will be more specifically set forth in the Registration Statement and the Joint Proxy Statement/Prospectus filed with the SEC, which will be available free of charge as indicated above.

—Financial Statements Attached—

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PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(Unaudited, in thousands, except per-share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Net sales	$65,237	$82,098	$212,568	$220,763

Costs and expenses:
Cost of sales	35,802	44,517	118,206	130,180
Engineering and product development	7,376	9,639	24,036	27,591
Sales, marketing, and service	18,508	21,489	55,420	61,821
General and administrative	6,705	6,032	19,984	17,567
Amortization of other intangible assets	848	869	2,544	3,883
Impairment of goodwill	—	—	1,310	5,950
Legal settlement	—	—	(3,137)	—
Transaction costs	2,752	—	2,752	—
In-process research and development	—	—	—	2,193
Restructuring costs (reversal)	(175)	320	5,597	3,640

Total costs and expenses	71,816	82,866	226,712	252,825

Operating loss	(6,579)	(768)	(14,144)	(32,062)

Interest paid on legal settlement	—	—	—	(2,050)
Interest and other income, net	368	891	1,276	1,515

Income (loss) from continuing operations before income taxes	(6,211)	123	(12,868)	(32,597)

Income tax expense	942	1,114	2,854	2,938

Loss from continuing operations	(7,153)	(991)	(15,722)	(35,535)

Income (loss) from discontinued operations, net of taxes	6,538	699	(1,683)	(7,591)

Net loss	$(615)	$(292)	$(17,405)	$(43,126)

Loss per share from continuing operations:
Basic and Diluted	$(0.10)	$(0.01)	$(0.23)	$(0.53)

Income (loss) per share from discontinued operations:
Basic and Diluted	$0.09	$0.01	$(0.02)	$(0.11)

Net loss per share:
Basic and Diluted	$(0.01)	$(0.00)	$(0.25)	$(0.65)

Shares used to compute net loss per share:
Basic and Diluted	69,942	68,108	69,498	66,526

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PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(Unaudited, in thousands, except per-share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
GAAP net loss	$(615)	$(292)	$(17,405)	$(43,126)

Amortization of other intangible assets	848	869	2,544	3,883
Impairment of goodwill	—	—	1,310	5,950
Legal settlement	—	—	(3,137)	—
Transaction costs	2,752	—	2,752	—
In-process research and development	—	—	—	2,193
Interest paid on legal settlement	—	—	—	2,050
Restructuring costs (reversal)	(175)	320	5,597	3,640
Income (loss) from discontinued operations, net of taxes	(6,538)	(699)	1,683	7,591

Non-GAAP net income (loss)	$(3,728)	$198	$(6,656)	$(17,819)

Non-GAAP net income (loss) per share:
Basic	$(0.05)	$0.00	$(0.10)	$(0.27)

Diluted	$(0.05)	$0.00	$(0.10)	$(0.27)

Shares used to compute non-GAAP net income (loss) per share:
Basic	69,942	68,108	69,498	66,526

Diluted	69,942	69,895	69,498	66,526

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PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2005	June 30, 2004
Assets

Current assets:
Cash and cash equivalents	$118,922	$59,059
Marketable securities	14,507	10,955
Accounts receivable, net	30,876	37,941
Inventories	27,876	45,762
Prepaid expenses and other current assets	5,673	8,366
Current assets of discontinued operations	—	10,429

Total current assets	197,854	172,512

Restricted cash	—	16,850
Property and equipment, net	12,945	15,641
Goodwill	43,440	42,874
Other intangible assets, net	6,324	8,840
Other assets	7,433	7,283
Long-term assets of discontinued operations	—	39,945

	$267,996	$303,945

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$13,877	$17,776
Accrued and other liabilities	38,072	55,748
Deferred revenue	13,736	12,497
Current liabilities of discontinued operations	—	5,164

Total current liabilities	65,685	91,185

Long-term liabilities of discontinued operations	—	2,078

Total liabilities	65,685	93,263

Shareholders’ equity:
Common stock	380,835	375,550
Accumulated deficit	(186,892)	(169,487)
Accumulated other comprehensive income	8,368	4,619

Total shareholders’ equity	202,311	210,682

	$267,996	$303,945